Exhibit 10.8

TOYS “R” US HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION

Date:

Grant to:

the right to purchase from Toys “R” Us Holdings, Inc. (the “Company”):

                         shares of its Class A Common Stock, par value $0.01 per share, at a price of $0.2972 per share; and

                             shares of its Class L Common Stock, par value $0.01 per share, at a price of $24.0752 per share.

The foregoing options are “Options” as such term is defined in the Company’s 2005 Management Incentive Plan (as amended, the “Plan”), and are subject to all of the terms and conditions of the Plan in effect from time to time.

Notwithstanding the foregoing or Article II of the Plan, with respect to this Award “Competing Business” for purposes of the Plan shall mean a “Competitive Business” as defined in Section 8(a)(i)(A) of the employment agreement entered into as of                                      between the undersigned and Toys “R” Us, Inc. (the “Employment Agreement”).

Notwithstanding the foregoing, in the event the undersigned resigns with Good Reason (as defined in the Employment Agreement), then such resignation shall be treated, for purposes of Article IX of the Plan, as if the undersigned had been terminated without Cause on the date of the undersigned’s resignation.

[Notwithstanding the foregoing or Section 10.6 of the Plan, the put rights set forth in Article X of the Plan shall be applicable to this Award in accordance with the terms thereof.]

The start date for the accrual of yield on the shares of Class L Common Stock subject to this Option shall be the date hereof.

This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

TOYS “R” US HOLDINGS, INC.

By:
Name: Its:

Accepted and Agreed:

<NAME>

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